Exhibit 10.1

Labor Contract

Party A: Name of the Employer: Xiamen Suxiang Technology Co., Ltd.

Nature of the Employer: Limited Liability Company

Legal Representative or Main Person in Charge: Kuang Libin

Address of the Employer: Room 310, Huijin Huli Building, Huli District, Xiamen

Party B: Name of the Employee:

Address of the Registered Residence:

Current Residence:

Resident ID Card Number:

Number of Other Valid Identity Document:

Prepared by Xiamen Municipal Bureau of Human Resources and Social Security

In accordance with the national labor laws and regulations, Party A and Party B have lawfully, equally, fairly and voluntarily entered into the Contract upon negotiation:

I. For the purpose of Party A’s work, Party B agrees to work on (job) as (position) in the workplace arranged by Party A. During the term of the Contract, if Party A really needs to adjust Party B’s job for the purpose of production, such adjustment shall be made as negotiated between the parties.

II. The term of the Contract shall be as specified below in Paragraph ( ):

1. Fixed term. The term of the Contract shall extend from ________ (date) to ________ (date), including the probationary period of ____ months (The terms on the probationary period are not required).

2. Open-ended. The term of the Contract shall be calculated from ________ (date), including the probationary period of ____ months (The terms on the probationary period are not required). The Contract shall be terminated under a legal circumstance of termination.

3. The Contract shall be performed till the fulfillment of (production work). Upon completion of the production work, both parties shall terminate the Labor Contract.

If the Contract is signed before the employment, the labor relationship will be established from the date of employment.

III. Working hours, rest and holidays.

(i) Party A shall implement the working hours system specified below in Paragraph __ for Party B’s position. (The implementation of the working hours systems specified below in Paragraphs 2 and 3 must be approved by an administrative labor department according to law.

1. Standard working hours system; 2. comprehensive working hours system; 3. irregular working hours system.

(ii) Party B shall be entitled to marriage leave, maternity leave, funeral leave, paid annual leave, etc. according to law. Party A shall arrange rest and holidays for workers during public holidays and rest days. If overtime work is needed, Party A shall lawfully pay for the overtime work or arrange for compensatory leave.

(iii) Party B shall enjoy medical treatment over the specified period and medical benefits according to law due to work-related injuries or occupational diseases, illnesses or non-work-related injuries.

IV. If Party B renders normal labor services within the statutory working hours or the working hours agreed hereunder, Party A shall pay Party B’s wage according to the wage standard agreed hereunder. The standard wage agreed hereunder shall not be lower than the minimum standard wage of the administrative region where Party B’s workplace is located as stipulated by the government in the current year. Party B’s bonuses, various allowances and subsidies shall be subject to the labor remuneration and distribution systems formulated by Party A according to law.

(i) Party A shall accrue and pay Party B’s wage from the date of employment, and the wage shall be paid directly to Party B in the form of currency.

(ii) The wage standard specified below in Paragraph ( ) shall be adopted:

1. Implement the time rate system. During the probationary period, the monthly wage shall be RMB ____; After the expiry of the probationary period, the monthly wage shall be RMB ____. (During the probationary period, the wage shall not be lower than the minimum wage provided by the Employer for the same position or 80% of the wage agreed hereunder, or the minimum wage of the administration region where Party B’s workplace is specified by the government in the current year.)

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2. Implement the piece-rate system. The piece-rate quota shall be ____________. The piece-rate unit price shall be RMB ____, or the piece-rate quota and unit price determined by Party A and announced to Party B in advance shall prevail. The monthly wage calculated accordingly shall not be lower than the minimum standard wage of the administrative region where Party B’s workplace is as stipulated by the government in the current year.

3. The wage additionally agreed between both parties shall be paid in the form of ________________.

4. The overtime pay agreed between both parties shall be calculated based on ________ (The baseline for calculating the overtime pay shall not be lower than the standard wage agreed hereunder).

After the determination of such labor remuneration, Party A may timely adjust Party B’s wage according to Party B’s skills, improvement of proficiency, degree of contribution and changes in production and operation. Party B’s labor remuneration may change with the change of workplace and job type.

(iii) Party A shall pay Party B’s wage for the period from the 1st day (preceding/current month) to the 31st day (preceding/current month) on the 15th day of each month. Besides, Party A shall provide Party B with a payroll. Party A shall pay the wages to Party B at least once a month.

V. During the term of the Contract, Party A and Party B shall participate in social insurances and pay social insurance premiums in accordance with laws, regulations and relevant provisions.

VI. Party A shall provide safe and hygienic working conditions in accordance with national regulations, educate Party B on labor safety and health, and provide appropriate labor protection for female workers, underage workers and personnel engaged in dangerous special operations in accordance with regulations. Party B must strictly abide by the work safety operating procedures formulated by the state or Party A during the rendering of labor services.

If Party B is exposed to occupational hazards, Party A shall organize occupational health examinations for Party B before taking up the post and when leaving according to relevant national regulations. During the term of the Contract, Party B shall regularly conduct the occupational health examinations.

VII. During the term of the Contract, both parties shall abide by national laws and regulations, as well as the rules formulated by Party A in compliance with the labor laws and regulations.

VIII. Party A and Party B may rescind the Labor Contract upon negotiation.

IX. During the term of the Contract, Party B may rescind the Labor Contract by giving Party A a written notice thirty days in advance.

X. If Party A falls under any of the following circumstances during the term of the Contract, Party B may rescind the Labor Contract anytime:

(i) Fail to provide labor protection or working conditions as set out hereunder;

(ii) Fail to pay the labor remuneration in full and on time;

(iii) Fail to pay social insurance premiums for Party B according to law;

(iv) Party A’s rules and regulations violate the provisions of laws and regulations and damage the rights and interests of Party B;

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(v) Due to Party A’s fraud, coercion or taking advantage of others, Party B has signed or modified the Labor Contract against Party B’s true intention, and the Labor Contract is confirmed to be invalid;

(vi) Other circumstances under which Party B may terminate the Labor Contract as stipulated by the laws and administrative regulations.

Party A forces Party B to work by the means of violence, threat, or illegally restraining Party B’s personal freedom, or Party A issues orders against its rules or forces Party B to perform dangerous operations that endanger Party B’s personal safety, Party B may immediately terminate the Contract without informing Party A in advance.

XI. Party B may rescind the Contract by giving Party A three days’ prior notice during the probationary period. Party A shall not rescind the Labor Contract during the probationary period unless Party B is involved under the circumstances specified in Article 12 and Paragraphs (i) and (ii) of Article 13.

XII. If Party B is involved in any of the following circumstances, Party A may rescind the Labor Contract anytime:

(i) It is proven that Party B does not satisfy the employment conditions during the probationary period;

(ii) Party B seriously violates Party A’s rules and regulations;

(iii) Party B’s serious dereliction of duty, embezzlement, and fraud have caused significant damages to Party A;

(iv) Party B also establishes labor relations with other employers, which seriously affects the completion of Party A’s tasks, or refuses to make corrections upon Party A’s request;

(v) Due to Party B’s fraud, coercion or taking advantage of the position, Party A has entered into or modified the Labor Contract, and the Labor Contract is confirmed invalid;

(vi) Party B is held criminally liable.

XIII. Under any of the following circumstances, Party A may rescind the Labor Contract by giving a written notice to Party B 30 days in advance or paying Party B one month’s wage:

(i) Party B is ill or injured for non-work-related reasons and, after the expiration of the prescribed medical treatment period, is unable to perform the original work or the work otherwise arranged by Party A;

(ii) Party B is incompetent for work and is still incompetent after training or job transfer;

(iii) There is a significant change in the objective circumstances under which the Labor Contract is based, making the performance of the Labor Contract impossible, and both parties fail to reach an agreement on modifying the Labor Contract upon negotiation.

XIV. Party A may lawfully lay off the employees, including Party B.

XV. If Party B is involved under any of the following circumstances, Party A shall not rescind the Labor Contract as agreed under Articles 13 and 14 of the Contract:

(i) Party B who performs hazardous operations exposed to occupational hazards fails to undergo an occupational health examination before leaving, or Party B is suspected to be a patient with occupational diseases during diagnosis or medical observation;

(ii) Party B has been confirmed as having lost or partially lost his capacity to work due to an occupational disease or a work-related injury;

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(iii) Party B suffers from illness or injury inflicted off the job within the prescribed medical treatment period;

(iv) Party B is a female employee during her pregnancy, confinement or nursing period;

(v) Party B has worked for the Employer for 15 consecutive years, and Party B is less than 5 years away from the statutory retirement age;

(vi) Other circumstances provided for by laws and administrative regulations.

XVI. The Labor Contract shall be terminated under any of the following circumstances:

(i) The Labor Contract expires;

(ii) Party B begins to enjoy basic pension insurance benefits in accordance with law;

(iii) Party B is dead, or declared dead or missing by the people’s court;

(iv) Party A is declared bankrupt in accordance with law;

(v) Party A’s business license is revoked, Party A is ordered to close or dissolve, or Party A decides to dissolve in advance;

(vi) Other circumstances provided for by laws and administrative regulations.

XVII. The supplements and annexes set out hereunder, documents concerning the amendment to the Contract agreed by both parties through negotiation, as well as the Training Contract, the Confidentiality Contract and the Non-compete Contract concluded between both parties are integral parts of the Contract.

XVIII. Other matters to be agreed as deemed necessary by both parties:

1. I have read the Company’s Employee Handbook, Attendance Management System, Reward and Punishment Management System, Business Travel Management System, other relevant rules and regulations of the Company, and I am willing to accept the Company’s management content.

XIV. Other matters not specified hereunder shall be settled according to pertinent rules, or as negotiated between both parties. If the provisions of the Contract conflict with the laws and regulations, the latter shall prevail.

XX. The Contract is made in triplicate, with Party A holding two copies (one copy to be kept as Party B’s file in handling the procedures for employment termination, and the other copy to be kept by Party A for more than two years after its rescission or termination of the labor relations), and Party B holding one copy.

Party A (Seal) Legal Representative, Person in Charge or Authorized Agent (Signature/Seal) Date	Party B (Signature/Seal) Date

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